                                                                    EXHIBIT 99.1


On2 Technologies, Inc. Announces Improved Third Quarter Results

New York, NY (October 28, 2003). On2 Technologies, Inc. today announced that its revenue for the third quarter of 2003 was $866,000 compared to third quarter 2002 revenue of $824,000. Operating expenses for the third quarter were $1,467,000, a reduction of 30% from operating expenses for the third quarter of 2002. The net loss for the third quarter of 2003 was $625,000 compared to the net loss of $1,281,000 for the third quarter of 2002. The net loss attributable to common stockholders for the third quarter of 2003 was $853,000 ($.01 per share), compared to $1,949,000($.03 per share) for the third quarter of 2002.

For the nine months ended September 30, 2003, revenue rose 17% over the first nine months of 2002 to $2,976,000, while operating expenses were reduced by 42% to $4,300,000. The net loss for the first nine months of 2003 was $1,312,000 compared to the net loss of $4,952,000 for the first nine months of 2002. The net loss attributable to common stockholders for the first nine months of 2003 was $1,540,000 ($.02 per share) compared to $5,620,000 ($.11 per share) for the first nine months of 2002.

A reconciliation of Net Loss (GAAP) to EBITDA for Q3 and the nine months of 2003 compared to the comparable periods last year is as follows:

                                                   Three Months Ended                 Nine Months Ended
                                                      September 30                        September 30
                                                 2003              2002              2003              2002
                                              -----------       -----------       -----------       -----------
Net loss (GAAP)                               $  (625,000)      $(1,281,000)      $(1,312,000)      $(4,952,000)

Interest and other (income) expense, net           21,000             4,000           (21,000)           14,000
Taxes                                               3,000             9,000             9,000            27,000
Depreciation & Amortization                       196,000           400,000           672,000         1,214,000
                                              -----------       -----------       -----------       -----------

EBITDA loss                                   $  (405,000)      $  (868,000)      $  (652,000)      $(3,697,000)
                                              ===========       ===========       ===========       ===========

At September 30, 2003, the Company's cash and cash equivalents was $2,915,000, compared to cash and cash equivalents of $1,012,000 at June 30, 2003 and $553,000 at December 31, 2002.

The company also said that Chinese officials have invited On2 representatives to the launch announcement of China's EVD standard. The event is expected to occur on November 18th in Beijing. Representatives of Beijing E-World and On2's CEO Douglas McIntyre and other management members are planning to attend the event.

The company will host a conference call and a live webcast regarding its third quarter results at 5:00 p.m. EST on October 28:

To access the live webcast, please use the following:

http://www.vcall.com/CEPage.asp?ID=84893

The dial-in information for the conference call is as follows:

Live Participant Dial In (Toll Free): 877-407-9205

Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 1628

Confirmation #: 79870
Teleconference Replay Available Until: October 29, 2003 at 11:59PM Eastern
The earnings  release and related  financial  information to be discussed during
the   conference   call  will  be  available  on  the   company's   website  at:
http://www.on2.com/releases.

About On2 Technologies, The Duck Corporation
On2 Technologies (AMEX: ONT) is a leading technology firm at the forefront of video compression. The Company revolutionized video encoding with the creation of its advanced full-motion, full-screen, video compression and streaming technology (TrueMotion(R) VP4/VP5/VP6). On2 licenses its high quality video codecs for use in set-top boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting/integration services. Located in New York City, the Company has an office in Clifton Park, NY, and operations in Cambridge, UK. On2 may be reached at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065 or info@on2.com or sales@on2.com.

For More Information Contact On2:

Tim Reusing  (518) 348-0099 or (646) 292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to an event relating to the EVD standard. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry and the company's history of operating losses. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                             On2 Technologies, Inc.
                      Consolidated Statements of Operations


                                                      Three months ended September 30,      Nine months ended September 30,
                                                      -------------------------------       -------------------------------
                                                          2003               2002               2003               2002
                                                      ------------       ------------       ------------       ------------
                                                       (unaudited)       (unaudited)         (unaudited)        (unaudited)
Revenues                                              $    866,000       $    824,000       $  2,976,000       $  2,540,000

Operating expenses (a):
  Cost of revenues                                         410,000            422,000          1,252,000          1,630,000
  Research and development                                 249,000            455,000            865,000          1,847,000
  Sales and marketing                                      158,000            108,000            350,000            848,000
  General and administrative                               650,000            605,000          1,833,000          2,515,000
  Impairment charges                                            --                 --                 --             30,000
  Cost curtailment and restructuring charges (b)                --            502,000                 --            581,000
                                                      ------------       ------------       ------------       ------------

    Total operating expenses                             1,467,000          2,092,000          4,300,000          7,451,000
                                                      ------------       ------------       ------------       ------------

    Loss from operations                                  (601,000)        (1,268,000)        (1,324,000)        (4,911,000)

Interest and other income (expense), net                   (21,000)            (4,000)            21,000            (14,000)
                                                      ------------       ------------       ------------       ------------
    Loss before provision for income taxes                (622,000)        (1,272,000)        (1,303,000)        (4,925,000)

Provision for income taxes                                   3,000              9,000              9,000             27,000
                                                      ------------       ------------       ------------       ------------
    Net loss                                              (625,000)        (1,281,000)        (1,312,000)        (4,952,000)

Non-cash convertible preferred stock dividend              228,000            668,000            228,000            668,000
                                                      ------------       ------------       ------------       ------------

    Net loss attributable to common stockholders      $   (853,000)      $ (1,949,000)      $ (1,540,000)      $ (5,620,000)
                                                      ============       ============       ============       ============

Basic and diluted net loss per common share           $      (0.01)      $      (0.03)      $      (0.02)      $      (0.11)
                                                      ============       ============       ============       ============

Weighted average basic and diluted
common shares outstanding                               65,339,000         56,094,000         62,678,000         51,321,000
                                                      ============       ============       ============       ============

(a)      Operating   expenses   include   depreciation   of  fixed   assets  and
         amortization of intangible assets that amount to the following in the aggregate:
         --       $400,000 for the three months ended September 30, 2002
         --       $196,000  for the three  months  ended  September  30, 2003
         --       $1,214,000  for the nine months  ended  September  30, 2002
         --       $672,000 for the nine months ended September 30, 2003

(b) Restructuring and cost curtailment charges consist of property-lease termination, relocation costs, severance and the loss on disposal of fixed assets associated with the relocation, that amount to the following in the aggregate.
         --       $502,000  for the three  months  ended  September  30, 2002
         --       $581,000 for the nine months ended September 30, 2002

                             On2 Technologies, Inc.
                      Condensed Consolidated Balance Sheets


                                                      September 30,   December 31,
                                                          2003            2002
                                                       ----------      ----------
                         ASSETS                        (unaudited)

Current assets:
  Cash and cash equivalents                            $2,915,000      $  553,000
  Accounts receivable, net                                961,000         601,000
  Prepaid expenses and other current assets               222,000         101,000
                                                       ----------      ----------

    Total current assets                                4,098,000       1,255,000

Property and equipment, net                               174,000         353,000
Intangible assets, net                                         --         463,000
Other assets                                               26,000           9,000
                                                       ----------      ----------
    Total assets                                       $4,298,000      $2,080,000
                                                       ==========      ==========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
  Accounts payable and accrued expenses                $  348,000      $  520,000
  Deferred revenue                                         53,000              --
  Term-loan payable                                       108,000              --
  Current portion of capital lease obligations                 --           4,000
                                                       ----------      ----------

    Total current liabilities                             509,000         524,000

Capital lease obligations, net of current portion              --           5,000
Convertible debentures, net of discount                   541,000         569,000

Commitments and contingencies

Stockholders' equity                                    3,248,000         982,000
                                                       ----------      ----------

    Total liabilities and stockholders' equity         $4,298,000      $2,080,000
                                                       ==========      ==========